UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

DIGITAL RIVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10380 Bren Road West, Minnetonka, MN 55343

(Address, including zip code, of registrant’s principal executive offices)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On December 16, 2014, Digital River, Inc. (“Digital River”) and Microsoft Corporation (“Microsoft”) entered into the Seventh Omnibus Amendment to the Microsoft Operations Digital Distribution Agreement dated September 1, 2006 (the “Seventh Omnibus Amendment”).  The Seventh Omnibus Amendment extends the term of Microsoft Operations Digital Distribution Agreement to March 31, 2017 (the “Expiration Date”).  Additionally, Microsoft may extend the Expiration Date for up to four (4) separate six (6) month renewal terms.

Item 8.01        Other Events.

On December 5, 2014, the Federal Trade Commission informed Digital River that it had granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Waiting Period”) in connection with Digital River’s proposed merger (the “Merger”) pursuant to the previously announced Agreement and Plan of Merger, dated as of October 23, 2014, by and among Digital River, Danube Private Holdings II, LLC and Danube Private Acquisition Corp. (the “Merger Agreement”).

On December 7, 2014, the “go-shop” period provided for in the Merger Agreement, during which Digital River was permitted to solicit competing acquisition proposals from third parties, expired without any such competing proposal having been received by Digital River. Digital River is now subject to the “no-shop” provisions under the Merger Agreement that limit its ability to solicit alternative acquisition proposals from third parties or to provide confidential information in respect of an alternative transaction to third parties, subject to certain fiduciary exceptions set forth in the Merger Agreement. These provisions have been previously disclosed in Digital River’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 24, 2014.

The Merger is currently still expected to close in the first quarter of 2015.

Cautionary Note for Forward-Looking Statements

This Current Report on Form 8-K contains statements that are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including statements regarding timing of consummation of the Merger. As a general matter, forward-looking statements are those focused upon matters that are not historical in nature. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the timing and results of the Digital River special meeting of stockholders, receipt of regulatory approvals from various governmental entities and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Digital River’s Form 10-K for the fiscal year ended December 31, 2013, and its subsequent quarterly reports on Form 10-Q. Except as required by law, Digital River does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Additional Information and Where to Find It

Statements in this Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed acquisition of Digital River. On December 3, 2014, in connection with the Merger, Digital River filed its preliminary proxy statement with the SEC and will file its definitive proxy statement with the SEC at a later date. Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger. INVESTORS AND SECURITY HOLDERS OF DIGITAL RIVER ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement, and any other documents filed by Digital River with the SEC (when available), may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

Participants in Solicitation

Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed Merger. Information regarding Digital River’s directors and executive officers is available in its 2013 Annual Report on Form 10-K filed with the SEC on February 27, 2014 and definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on April 11, 2014. Stockholders may obtain additional information regarding the interests of Digital River’s directors and executive officers in the proposed Merger by reading the proxy statement and other relevant documents filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Stefan B. Schulz
		Name:	Stefan B. Schulz
		Title:	Chief Financial Officer

Date: December 17, 2014